Exhibit 10.2

COMMUNITY HEALTHCARE TRUST
INCORPORATED

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
    THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Third Amendment”) by and between Community Healthcare Trust Incorporated, a Maryland corporation (the “Corporation”), and DAVID H. DUPUY (“Officer”) is made and entered into as of January 4, 2022 and effective as of January 1, 2022 (the “Effective Date”).
RECITALS
    WHEREAS, the Corporation and Officer have entered into that certain Employment Agreement dated March 11, 2019 (the “Employment Agreement”), by the First Amendment to the Employment Agreement (the "First Amendment") dated January 3, 2020, and by the Second Amendment to the Employment Agreement (the "Second Amendment") dated January 4, 2021;
    WHEREAS, in a meeting on October 28, 2021, the Board of Directors of the Corporation, at the recommendation of the Compensation Committee of the Corporation, approved a salary adjustment for the Officer through an amendment to the Employment Agreement; and
    WHEREAS, pursuant to Section 8.3 of the Employment Agreement, any modification to the Employment Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.
    NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby affirmed, the parties hereto agree to the following:
    1.    Amendment. The first sentence of Section 3.1 of the Employment Agreement, as amended by the Second Amendment, is hereby deleted and replaced in its entirety by the following:
As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a “Base Salary” of $487,200.00 per annum effective as of the Effective Date, payable in 24 equal semi-monthly installments, or in such other periodic installments as mutually agreed to by the Corporation and Officer.
    2.    No Further Amendment; Controlling Instrument. Except as provided herein, the Employment Agreement shall remain in full force and effect and without other changes. In the event of a conflict between the terms of this Third Amendment, the Employment Agreement, the First Amendment, or the Second Amendment, this Third Amendment shall control.
    3.    Employment Agreement. From and after the date of this Third Amendment, any and all terms referring to the Employment Agreement, as used in all of the documents evidencing the employment of the Officer, shall mean the Employment Agreement as amended by this Third Amendment.
    4.    Binding Effect. This Third Amendment shall be binding upon the parties, their respective successors, and assigns.
    5.    Counterparts. This Third Amendment may be executed in any number of counterparts, each of which will be deemed to be an original. Any or all counterpart originals may be executed by facsimile signature, each such signature to be deemed an original signature.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of January 4, 2022, to be effective as of the Effective Date.

COMPANY:

COMMUNITY HEALTHCARE TRUST INCORPORATED

By:	/s/ Timothy G. Wallace
Name:	Timothy G. Wallace
Title:	President & Chief Executive Officer

OFFICER:

/s/ David H. Dupuy
David H. Dupuy
Executive Vice President and Chief Financial Officer

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